UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 11, 2023

METAVESCO, INC.

(Exact name of registrant as specified in its charter)

Nevada	811-08387	54-1694665
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

410 Peachtree Pkwy, Suite 4245 Cumming, GA	30041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (678) 341-5898

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 7, 2023, the Board of Directors (the “Board”) of Metavesco, Inc. (the “Company”) took action by written consent, which was duly approved by the Company’s shareholders, to amend the Company’s Certificate of Incorporation to effect a forward stock split of the common stock, par value $0.0001 per share, of the Corporation at a ratio of 10 for 1, with 10 shares of Common Stock being issued for each share of Common Stock issued and outstanding (the “Stock Split”), as discussed in Item 8.01 of this Current Report on Form 8-K and incorporated herein by reference.

On August 31, 2023, the Board took action by written consent, which was duly approved by the Company’s shareholders, to amend the Company’s Certificate of Incorporation to amend the Articles to increase the authorized shares of Common Stock from 100,000,000 shares of Common Stock to 300,000,000 shares of Common Stock, as discussed in Item 8.01 of this Current Report on Form 8-K and incorporated herein by reference.

The text of the amendment to Articles is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On September 12, 2023, the Company issued a press release announcing the Stock Split and the increase in authorized shares. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 and the accompanying exhibit is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01 Other Events.

Stock Split

On September 7, 2023, the Board ratified the Company’s prior approval, in favor of the implementation of a 10 for 1, stock split of all of the Company’s issued and outstanding common stock and to amend the Articles to increase the authorized shares of Common Stock from 100,000,000 shares of Common Stock to 300,000,000 shares of Common Stock. The company submitted the stock split plan for review to FINRA.

The Stock Split was approved and announced by FINRA (the Financial Industry Regulatory Authority) on September 11, 2023. The record date for shareholders of the Company entitled to participate in the Stock Split is September 11, 2023 (the “Record Date”). On September 18, 2023, the stock split becomes effective within the marketplace at the close of trading and the additional shares of Common Stock as a result of the Stock Split will be issued. On September 19, 2023, the shares of common stock will begin trading on a split-adjusted basis.

As a result of the Stock Split, every one (1) share of the issued and outstanding common stock of the Company will be converted into ten (10) shares of common stock.

Increase in Authorized Shares

On August 31, 2023, the Board took action by written consent, which was duly approved by the Company’s shareholders, to amend the Company’s Certificate of Incorporation to amend the Articles to increase the authorized shares of Common Stock from 100,000,000 shares of Common Stock to 300,000,000 shares of Common Stock, as discussed in Item 5.03 of this Current Report on Form 8-K and incorporated herein by reference.

The text of the amendment to Articles is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description

3.1	Amendment to Articles of Incorporation if the registrant, dated September 11, 2023.
99.1	Press release issued by the registrant on September 12, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 12, 2023	METAVESCO, INC.

	By:	/s/ Ryan Schadel
RYAN SCHADEL
Chief Executive Officer, Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

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